                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on
Form S--8 pertaining to the (i) MISONIX, INC. 2005 Employee Equity Incentive
Plan and (ii) 2005 Non-Employee Director Stock Option Plan of our report dated
August 26, 2005, with respect to the consolidated financial statements and schedule of MISONIX, INC. included in its Annual Report (Form 10-K) for the year ended June 30, 2005, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Melville, New York
January 5, 2006